Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

           Marine Products Corporation to Present at the Stephens Inc.
                     Investment Bankers Consumer Conference

ATLANTA, March 14, 2006 -- Marine Products Corporation (NYSE: MPX) announced today that it will present at the Stephens Inc. Investment Bankers Consumer Conference on Tuesday, March 14, at 2:35 P.M. Eastern Standard Time. The presentation will provide a corporate overview, highlight Marine Products Corporation's product lines and present a summary of the most recently published financial results. Management's remarks will be available in real time at http://www.marineproductscorp.com and a playback of the webcast will also be available on the website after the presentation.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor website can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com

Natasha Coleman
Investor Relations & Corporate Communications
404.321.2172
ncoleman@marineproductscorp.com